Exhibit 99.(i)(4)

One Bush Street Suite 1600 San Francisco, CA 94104-4446 +1 415 262 4500 Main +1 415 262 4555 Fax www.dechert.com

April 29, 2020

FPA Funds Trust

11601 Wilshire Blvd., Ste. 1200

Los Angeles, California 90025

Re:          FPA Funds Trust (the “Registrant”)
(File Nos. 033-79858 and 811-8544)

Ladies and Gentleman:

We hereby consent to the reference to our firm under the caption “Legal Counsel” in the respective Statements of Additional Information of each of the Registrant’s series, FPA Crescent Fund, FPA Flexible Fixed Income Fund and FPA International Value Fund, comprising a part of Post-Effective Amendment No. 94 to the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”).  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Dechert LLP

Dechert LLP